Exhibit 99.1

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

Contact:	Media Contact:
Andrew W. Hobson	Stephanie Pillersdorf /Brooke Gordon
Univision Communications Inc.	Sard Verbinnen & Co
201-287-4306	212-687-8080

UNIVISION ANNOUNCES 2008 THIRD QUARTER RESULTS

NEW YORK, NY, November 17, 2008 – Univision Communications Inc., the leading Spanish-language media company in the United States, today announced financial results for the third quarter and nine months ended September 30, 2008. For the 2008 third quarter, net revenue declined 2.4% to $511.3 million from $524.0 million in 2007 and adjusted operating income before depreciation and amortization1 decreased 2.7% to $213.7 million in 2008 from $219.7 million in 2007. Excluding incremental revenue from major soccer tournaments2 that aired in the third quarter of 2007 and 2008 and political advertising revenue in the third quarter of 2007 and 2008, third quarter net revenue increased 0.3% and OIBDA increased 0.1%. For the nine months ended September 30, 2008, net revenue decreased 0.8% to $1,503.2 million in 2008 from $1,514.9 million in 2007 and OIBDA decreased 4.6% to $584.8 million in 2008 from $613.1 million in 2007. Excluding incremental revenue from major soccer tournaments that aired in the nine months ended September 30, 2008 and 2007 and political advertising revenue in the nine months ended September 30, 2008 and 2007, net revenue for the nine months ended September 30, 2008 increased 1.5% and OIBDA decreased 1.8%.

Joe Uva, Chief Executive Officer, said, “Despite continuing pressure on the advertising market as a result of the current economic conditions, Univision’s net revenue excluding incremental revenue from major soccer and political increased 0.3% in the third quarter, whereas the television industry decreased 9.4%3 and the radio industry decreased by 8.6%4. The Univision Network is currently boasting its best season start ever with Univision seeing year-to-year audience growth among all major demographics for the first several weeks of the new season. All of the other major networks, ABC, CBS, FOX, NBC and CW, have seen their own audiences dwindle. Going forward, Univision’s unique ability to consistently out deliver our peers and connect with our audience will position us for continued growth.”

[1]

Operating income before depreciation and amortization (“OIBDA”) is presented on an adjusted basis consistent with the definition in the Company’s bank credit agreement governing its Senior Secured Credit Facilities to exclude certain expenses. See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

[2]	Copa America, Copa Oro and CONCACAF Champions League
[3]	Excluding political advertising according to the Television Bureau of Advertising (TVB)
[4]	According to Miller Kaplan in the markets in which Univision operates

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

The following tables set forth the Company’s unaudited financial performance for the three and nine months ended September 30, 2008 by segment:

Unaudited In millions	Three Months Ended September 30,
	Net Revenue		Adjusted Operating Income Before Depreciation and Amortization[5]
	2008	2007	2008	2007
Television	$397.2	$406.5	$170.8	$171.7
Radio	102.6	105.9	39.6	43.8
Internet	11.5	11.6	3.3	4.2

Consolidated	$511.3	$524.0	$213.7	$219.7

Unaudited In millions	Nine Months Ended September 30,
	Net Revenue		Adjusted Operating Income Before Depreciation and Amortization[5]
	2008	2007	2008	2007
Television	$1,173.4	$1,180.9	$469.9	$483.7
Radio	300.3	301.5	110.2	120.1
Internet	29.5	32.5	4.7	9.3

Consolidated	$1,503.2	$1,514.9	$584.8	$613.1

Due to adverse market conditions affecting the Company and lower trading multiples within the industries that the Company operates, as well as the overall economic slow down which has adversely affected the Company’s operating revenues and margins and the current expectations for its duration, the Company performed an interim impairment test on goodwill and intangible assets for each of its reporting units during the third quarter of 2008, which resulted in a pretax non-cash impairment charge of $3.7 billion.

[5]

OIBDA is presented on an adjusted basis consistent with the definition in the Company’s bank credit agreement governing its Senior Secured Credit Facilities to exclude certain expenses. See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

TELEVISION HIGHLIGHTS

Univision Network

The following table sets forth the total primetime audience and ranking of the country’s leading broadcast and cable television networks for the third quarter of 2008, as measured by Nielsen’s National Television Index (NTI):

Total U.S. Primetime Network Audience

3rd Quarter 2008

Rank*	Network	Adult 18-34 Avg. Audience (000)	Adult 18-49 Avg. Audience (000)
1	NBC	1,827	4,409
2	FOX	1,268	2,665
3	UNIVISION	1,155	1,953
4	ABC	883	2,148
5	CBS	735	2,231
6	CW	568	1,042
7	TBS	543	976
8	ESPN	516	1,096
9	USA	512	1,184
10	MTV	405	524

Source: Nielsen Media Research, NTI, 06/30/2008-09/28/2008 Live+SD data.

Primetime defined as M-Sa 8-11p, Su 7-11p.

*	By Adults 18-34

Univision maintained its ranking as the #3 broadcast network in the country among all Adults 18-34 in the third quarter, and out delivered ABC, CBS and the CW during primetime, as measured by Nielsen’s NTI. Among Adults 18-49, Univision was once again the #5 network in the country in primetime. The Univision Network beat one or more of the English-language broadcast networks, ABC, CBS, NBC, or FOX, on 9 out of every 10 nights of the quarter – or 89% of the time – among Adults 18-34. In addition, the Univision Network was one of only two major broadcast networks to show audience growth in the third quarter, with audience increases during broadcast primetime of 13% among Adults 18-34, 10% among Adults 18-49 and 14% among Total Viewers 2+. More recently, during the first seven weeks of the 2008-2009 broadcast season, the Univision Network was the only major broadcast network to show audience increases among all major demographics, while the audiences of the other major broadcast networks showed declines, compared to the same period last season.

Locally, during the 2008 third quarter, Univision stations were ranked as the #1 station in any language in primetime in Los Angeles, New York, Miami, Houston, Dallas, San Antonio, Phoenix, Fresno, Tucson and Bakersfield among Adults 18-34 and in Los Angeles, Miami, Houston, Dallas, San Antonio, Phoenix, Fresno and Bakersfield among Adults 18-49. In total day, Univision stations were ranked as the #1 station in any language among Adults 18-34 in Los Angeles, New York, Miami, Houston, Dallas, San Antonio, Phoenix, San Francisco (tie), Sacramento (tie), Fresno, Austin and Bakersfield and among Adults 18-49 in Los Angeles, Miami, Houston, Dallas, San Antonio, Phoenix, Fresno and Bakersfield.

TeleFutura Network

During the third quarter 2008, TeleFutura maintained its ranking as the #2 Spanish-language network, behind only Univision, among Adults 18-49 and Total Viewers 2+ in early morning, weekday daytime, and weekend daytime. The Network showed strength in several dayparts, increasing its weekday daytime viewership 22% among Adults 18-34 and 16% among Adults 18-49, and its early fringe viewership 20%

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

among Adults 18-34 and 19% among Adults 18-49, compared to the third quarter last year. In primetime, TeleFutura’s movie block “Cine de las Estrellas” performed particularly well among men, increasing its viewership among Men 18-34 by 8% and Men 18-49 by 7% compared to third quarter last year.

Locally, during the 2008 third quarter, TeleFutura stations out delivered Telemundo to rank as the #2 Spanish-language stations during its primetime movie block among Adults 18-34 in Los Angeles, Chicago, Houston, Dallas and San Francisco, and among Adults 18-49 in Los Angeles, Chicago (tie), Houston, Dallas and San Francisco (tie). In total day, TeleFutura claimed the #2 Spanish-language station ranking among Adults 18-34 in Los Angeles, New York (tie), Houston, Dallas, San Antonio (tie), San Francisco (tie), Fresno (tie), Austin, Tucson (tie) and Bakersfield and among Adults 18-49 in Los Angeles, Houston, Dallas (tie), San Francisco (tie), Sacramento (tie), Tucson (tie) and Bakersfield.

Galavisión Network

Galavisión maintained its ranking as the #1 Spanish-language cable network in ratings and distribution among U.S. Hispanics during the third quarter, outperforming all other measurable Spanish-language cable networks and delivering more than two times the audience of its nearest competitor among Hispanic Adults 18-49. During the third quarter Galavisión also outperformed broadcast network Azteca America by 26% among Adults 18-34 and 8% among Adults 18-49 in primetime, and by 18% among Adults 18-34 and 7% among Adults 18-49 in total day. In addition, during the 2007-2008 season which ended in the third quarter, the Galavisión Network delivered its highest primetime audience ever among Hispanic Adults 18-49.

RADIO HIGHLIGHTS

In the markets which continue to be measured by the Arbitron diary method, Univision Radio has continued to post solid ratings and share improvement. For the Summer 2008 book, Univision Radio stations in Dallas, San Diego, Puerto Rico and Fresno maintained the #1 ranking in those markets among all Adults 25-54 (Hispanic and Non-Hispanic). In addition, Univision Radio had the #1 ranked Spanish-language station among Adults 18-34 and Adults 25-54 in Miami, Dallas, San Antonio, San Diego, Phoenix, Las Vegas and Fresno. On October 6, Arbitron discontinued the diary method of collecting ratings information in Los Angeles, New York, Chicago, and San Francisco/San Jose. The conversion to live data using the replacement method – Portable People Meters “PPM” – will occur in the fourth quarter of 2008.

INTERNET HIGHLIGHTS

In the 2008 third quarter, Univision.com’s ad impressions increased by 7% compared to the third quarter last year. In addition, video streams increased 27% in the quarter compared to a year ago. Separately, the website maintained its position as the #1 most-visited Spanish-language website among U.S. Hispanics who used the Internet at least once in the past 30 days according to a 2008 custom nationwide study conducted by Forrester Consulting, Inc. This is the seventh consecutive year Univision.com has been named #1, according to Forrester’s 2008 data and previous findings from Simmons and Nielsen Custom Studies. During the third quarter, Univision.com launched the micro-site for “Premios Juventud” (Youth Awards), which included social networking integration, blogging, contests and in-depth coverage on the winners and performing artists.

Univision Móvil continued to deliver the industry’s most comprehensive Spanish-language suite of mobile offerings, including in-show wireless integrations, mobile video, SMS and Premium SMS programs, mobile portals, mobile advertising and an extensive downloadable content catalog. During the third quarter, for the first time ever, Univision Móvil developed a large scale Premium SMS sweepstakes with a grand prize giveaway.

CONFERENCE CALL

Univision will review its quarter-end financial results in a conference call with the investment community on November 17, 2008, at 9:30 a.m. E.T. To participate in the conference call, please dial (888) 663-2241

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

fifteen minutes prior to the start of the call and provide the following passcode: 8859441. The call transcript will also be available on www.univision.net and the replay will be available beginning at 12:30 p.m. on November 17, 2008, through November 24, 2008. To access the playback, please dial (888) 203-1112 (within U.S.) or (719) 457-0820 (outside U.S.) and enter reservation number 8859441.

ABOUT UNIVISION

Univision Communications Inc. is the premier Spanish-language media company in the United States. Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 97% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 85% of U.S. Hispanic Households; Galavisión, the country’s leading Spanish-language cable network; Univision Television Group, which owns and operates 64 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 70 radio stations in 16 of the top 25 U.S. Hispanic markets and 5 stations in Puerto Rico; and Univision Online, the premier Spanish-language Internet destination in the U.S. located at http://www.univision.com Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S. Univision Communications has television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States.

For more information, please visit www.univision.net.

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties, including those relating to the Company’s future success and growth. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include: failure to service our debt; risks associated with cancellations, reductions or postponements of advertising; lack of audience acceptance of our content; our reliance on Televisa for a significant amount of our network programming and our pending litigation with Televisa; the dependence of our programming business on popular acceptance; geographic concentration of the U.S. Hispanic population; piracy of our programming and other content; our ability to respond to rapid changes in technology; changes in U.S. communications laws or other regulations; our failure to reach agreement with cable operators on acceptable “retransmission consent terms” or new laws or regulations that eliminate or limit the scope of “must carry” rights; vigorous enforcement or enhancement of Federal Communications Commission, or FCC, indecency and other program content rules; our inability to realize the remaining value of our significant goodwill and impact of any further impairments; our inability to realize anticipated cost savings; our inability to implement and upgrade effectively our accounting and operations support systems; our dependence on the performance of our senior executives; possible strikes or other union job actions; our inability to repay or refinance our bank second-lien asset sale bridge loan if we are unable to sell certain non-core television and radio stations, investments and excess real estate for as much as we anticipated; the impact of the economic crisis on our business and financial condition, including advertising revenue; our ability to access our remaining holdings in the Reserve Primary Fund; our inability to recover payments under protest and license fee overcharges; our inability to receive incremental amount of estimated rate increases from a satellite television provider; and unanticipated interruption of our broadcasting for any reason, including natural disasters and acts of terrorism.

Actual results may differ materially due to these risks and uncertainties as well as those described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information contained in this press release.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION TO NET LOSS

The Company uses the key indicator of adjusted operating income before depreciation and amortization (“OIBDA”) to evaluate the Company’s operating performance, for planning and forecasting future business operations, and reporting to the banks. This indicator is presented on an adjusted basis consistent with the definition in the Company’s bank credit agreement governing its Senior Secured Credit Facilities to exclude certain expenses.

OIBDA is not, and should not be used as, an indicator of or alternative to operating income (loss) or net loss as reflected in the consolidated financial statements. It is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Since the definition of OIBDA may vary among companies and industries it should not be used as a measure of performance among companies.

The tables below set forth a reconciliation of OIBDA to operating income (loss) for each segment and consolidated net loss, which are the most directly comparable GAAP financial measures.

Unaudited	Three Months Ended September 30, 2008
In millions	Consolidated	Television	Radio	Internet
OIBDA	$213.7	$170.8	$39.6	$3.3
Depreciation and amortization	30.3	25.9	2.3	2.1
Impairment loss	3,670.0	1,500.0	2,060.0	110.0
Share-based compensation expense	1.5	1.5	—	—
Management fee	4.4	4.4	—	—
Televisa litigation costs and payments under protest and other license fee overcharges	3.0	3.0	—	—
Restructuring costs	3.2	2.8	0.4	—
Other	2.4	2.3	0.1	—

Operating loss	$(3,501.1)	$(1,369.1)	$(2,023.2)	$(108.8)

Unaudited In millions	Three Months Ended September 30, 2008
Operating loss	$(3,501.1)
Other (income) expense:
Interest expense	197.5
Interest income	(7.6)
Loss on investments	46.8
Amortization of deferred financing costs	11.6
Equity income in unconsolidated subsidiaries and other	(0.9)

Loss from continuing operations before income taxes	(3,748.5)
Benefit for income taxes	(886.0)

Loss from continuing operations	(2,862.5)
Loss from discontinued operations, net of income taxes	(10.1)

Net loss	$(2,872.6)

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

Unaudited	Three Months Ended September 30, 2007
In millions	Consolidated	Television	Radio	Internet
OIBDA	$219.7	$171.7	$43.8	$4.2
Depreciation and amortization	40.8	36.6	2.2	2.0
Management fee	4.4	4.4	—	—
Televisa litigation costs and payments under protest and other license fee overcharges	4.7	4.7	—	—
Restructuring costs	0.7	—	0.7	—
Business optimization expenses	2.0	2.0	—	—
Other	1.6	2.3	(0.7)	—

Operating income	$165.5	$121.7	$41.6	$2.2

Unaudited In millions	Three Months Ended September 30, 2007
Operating income	$165.5
Other (income) expense:
Interest expense	192.9
Interest income	(1.5)
Amortization of deferred financing costs	9.7
Equity income in unconsolidated subsidiaries and other	(0.9)

Loss from continuing operations before income taxes	(34.7)
Benefit for income taxes	(10.5)

Loss from continuing operations	(24.2)
Loss from discontinued operation, net of income taxes	(2.6)

Net loss	$(26.8)

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

Unaudited	Nine Months Ended September 30, 2008
In millions	Consolidated	Television	Radio	Internet
OIBDA	$584.8	$469.9	$110.2	$4.7
Depreciation and amortization	89.1	75.7	7.2	6.2
Impairment losses	3,693.1	1,501.6	2,081.5	110.0
Share-based compensation expense	4.4	4.4	—	—
Management fee	11.8	11.8	—	—
Merger-related expenses	2.2	2.2	—	—
Televisa litigation costs and payments under protest and other license fee overcharges	16.6	16.6	—	—
Restructuring costs	15.0	13.1	1.9	—
Business optimization expenses	5.7	5.7	—	—
Sponsor expenses	2.2	2.2	—	—
Other	1.2	0.6	0.6	—

Operating loss	$(3,256.5)	$(1,164.0)	$(1,981.0)	$(111.5)

Unaudited In millions	Nine Months Ended September 30, 2008
Operating loss	$(3,256.5)
Other (income) expense:
Interest expense	574.8
Interest income	(14.7)
Loss on investments	142.5
Amortization of deferred financing costs	35.4
Equity income in unconsolidated subsidiaries and other	(2.6)

Loss from continuing operations before income taxes	(3,991.9)
Benefit for income taxes	(931.0)

Loss from continuing operations	(3,060.9)
Loss from discontinued operations, net of income taxes	(78.6)

Net loss	$(3,139.5)

Unaudited	Nine Months Ended September 30, 2007[6]
In millions	Consolidated	Television	Radio	Internet
OIBDA	$613.1	$483.7	$120.1	$9.3
Depreciation and amortization	101.0	89.2	7.2	4.6
Share-based compensation expense	6.9	6.1	0.7	0.1
Management fee	9.4	9.4	—	—
Merger-related expenses	149.2	143.5	5.7	—
FCC consent decree	24.0	24.0	—	—
Televisa litigation costs and payments under protest and other license fee overcharges	17.8	17.8	—	—
Business optimization expenses	6.7	6.7	—	—
Other	0.7	—	0.7	—

Operating income	$297.4	$187.0	$105.8	$4.6

[6]

The Company’s combined results for the nine months ended September 30, 2007 represent the sum of the amounts for the three months ended March 31, 2007 and the six months ended September 30, 2007, which is a combination of two bases of accounting.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

Unaudited In millions	Nine Months Ended September 30, 2007[7]
Operating income	$297.4
Other (income) expense:
Interest expense	411.5
Interest income	(4.2)
Loss on extinguishment of debt	1.6
Amortization of deferred financing costs	23.4
Equity income in unconsolidated subsidiaries and other	(3.0)

Loss from continuing operations before income taxes	(131.9)
Benefit for income taxes	(24.2)

Loss from continuing operations	(107.7)
Loss from discontinued operation, net of income taxes	(5.7)

Net loss	$(113.4)

[7]

The Company’s combined results for the nine months ended September 30, 2007 represent the sum of the amounts for the three months ended March 31, 2007 and the six months ended September 30, 2007, which is a combination of two bases of accounting.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

	September 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$637.3	$226.2
Short-term investment fund	360.4	—
Accounts receivable, net	433.5	471.5
Program rights and prepayments	27.2	24.0
Deferred tax assets	22.0	22.0
Prepaid expenses and other	34.0	28.3
Current assets held for sale	22.0	110.8

Total current assets	1,536.4	882.8
Property and equipment, net	615.3	664.1
Intangible assets, net	4,715.9	6,925.9
Goodwill	5,771.7	7,277.2
Deferred financing costs, net	221.7	257.2
Program rights and prepayments	58.0	36.7
Investments	73.9	225.8
Other assets	50.0	34.3
Non-current assets held for sale	67.4	153.9

Total assets	$13,110.3	$16,457.9

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$160.9	$179.4
Income taxes payable	—	5.5
Accrued interest	105.1	150.2
Accrued license fees	20.6	23.7
Program rights obligations	16.2	13.9
Current portion of long-term debt and capital lease obligations	640.7	250.8
Current liabilities held for sale	—	64.3

Total current liabilities	943.5	687.8
Long-term debt	10,177.7	9,721.4
Capital lease obligations	39.6	43.1
Program rights obligations	11.4	12.1
Deferred tax liabilities	1,132.6	2,138.8
Other long-term liabilities	299.0	226.8

Total liabilities	12,603.8	12,830.0

Stockholder’s equity:
Common stock, $0.01 par value; 100,000 shares authorized in 2008 and 2007; 1,000 shares issued and outstanding at September 30, 2008 and December 31, 2007	—	—
Additional paid-in-capital	3,979.9	3,975.5
Accumulated deficit	(3,387.4)	(247.9)
Accumulated other comprehensive loss	(86.0)	(99.7)

Total stockholder’s equity	506.5	3,627.9

Total liabilities and stockholder’s equity	$13,110.3	$16,457.9

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in millions)

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
Net revenue	$511.3	$524.0
Direct operating expenses	176.5	176.4
Selling, general and administrative expenses	134.9	140.5
Impairment loss	3,670.0	—
Merger-related expenses	0.7	0.8
Depreciation and amortization	30.3	40.8

Operating (loss) income	(3,501.1)	165.5
Other expense (income):
Interest expense	197.5	192.9
Interest income	(7.6)	(1.5)
Loss on investments	46.8	—
Amortization of deferred financing costs	11.6	9.7
Equity income in unconsolidated subsidiaries and other	(0.9)	(0.9)

Loss from continuing operations before income taxes	(3,748.5)	(34.7)
(Benefit) for income taxes	(886.0)	(10.5)

Loss from continuing operations	(2,862.5)	(24.2)
Loss from discontinued operations, net of income taxes	(10.1)	(2.6)

Net loss	$(2,872.6)	$(26.8)

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in millions)

	Successor		Predecessor
	Nine Months Ended September 30, 2008	Six Months Ended September 30, 2007	Three Months Ended March 31, 2007
Net revenue	$1,503.2	$1,081.3	$433.6
Direct operating expenses	519.3	346.4	159.4
Selling, general and administrative expenses	456.0	296.1	141.4
Merger-related expenses	2.2	5.0	144.2
Impairment losses	3,693.1	—	—
Voluntary contribution per FCC consent decree	—	—	24.0
Depreciation and amortization	89.1	81.3	19.7

Operating (loss) income	(3,256.5)	352.5	(55.1)
Other expense (income):
Interest expense	574.8	392.4	19.1
Interest income	(14.7)	(2.9)	(1.3)
Loss on investments	142.5	—	—
Loss on extinguishment of debt	—	—	1.6
Amortization of deferred financing costs	35.4	22.9	0.5
Equity income in unconsolidated subsidiaries and other	(2.6)	(1.9)	(1.1)

Loss from continuing operations before income taxes	(3,991.9)	(58.0)	(73.9)
(Benefit) for income taxes	(931.0)	(18.5)	(5.7)

Loss from continuing operations	(3,060.9)	(39.5)	(68.2)
(Loss) income from discontinued operations, net of income taxes	(78.6)	(6.9)	1.2

Net loss	$(3,139.5)	$(46.4)	$(67.0)

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in millions)

	Successor		Predecessor
	Nine Months Ended September 30, 2008	Six Months Ended September 30, 2007	Three Months Ended March 31, 2007
Cash flows from operating activities:
Net loss	$(3,139.5)	$(46.4)	$(67.0)
(Loss) income from discontinued operations	(78.6)	(6.9)	1.2

Loss from continuing operations	(3,060.9)	(39.5)	(68.2)
Adjustments to reconcile loss from continuing operations to net cash (used in) provided by operating activities:
Depreciation	51.1	39.0	19.1
Amortization of intangible assets	38.0	42.3	0.6
Amortization of deferred financing costs	35.4	22.9	0.6
Deferred income taxes	(932.6)	16.8	20.5
Loss on investments	142.5	—	—
Share-based compensation	4.4	2.3	36.5
Earnings distribution from an equity investment	4.0	3.8	—
Impairment losses	3,693.1	—	—
Other non-cash items	(2.4)	0.3	0.9
Changes in assets and liabilities:
Accounts receivable, net	37.9	(87.6)	62.6
Deferred advertising revenue	74.1	—	—
Program rights and prepayments	(24.4)	(0.1)	4.7
Prepaid expenses and other	7.4	(4.8)	(23.4)
Accounts payable and accrued liabilities	(35.6)	(27.7)	91.5
Income taxes payable	(5.4)	(37.4)	(30.0)
Accrued interest	(45.1)	102.6	(6.2)
Accrued license fees	(3.5)	1.4	1.5
Program rights obligations	1.6	(1.3)	(1.2)
Other, net	9.2	(4.0)	8.5

Net cash (used in) provided by operating activities from continuing operations	(11.2)	29.0	118.0
Net cash (used in) provided by operating activities from discontinued operations	(14.2)	(7.8)	3.0

Net cash (used in) provided by operating activities	(25.4)	21.2	121.0

Cash flows from investing activities:
Short-term investment fund	(371.4)	—	—
Acquisitions	(19.1)	—	—
Proceeds from sale of music business	11.9	—	—
Proceeds from sale of investments	10.4	19.6	—
Capital expenditures	(37.9)	(32.2)	(15.4)
Other, net	—	0.2	(0.3)

Net cash used in investing activities from continuing operations	(406.1)	(12.4)	(15.7)
Net cash provided by (used in) investing activities from discontinued operations	1.1	(0.4)	(0.6)

Net cash used in investing activities	(405.0)	(12.8)	(16.3)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,273.4	—	80.0
Payment for share-based awards	—	(180.1)	—
Capital contribution from management	—	14.6	—
Repayment of current portion of long-term debt	(431.9)	(2.4)	(221.2)
Purchases of treasury shares	—	—	(2.6)
Proceeds from stock options exercised	—	—	16.8
Income tax benefit from share-based awards	—	—	3.8
Deferred financing costs	—	(0.8)	(0.1)
Merger related (payments) and receipts	—	(36.7)	235.4

Net cash provided by (used in) financing activities from continuing operations	841.5	(205.4)	112.1
Net cash provided by (used in) financing activities from discontinued operations	—	—	—

Net cash provided by (used in) financing activities	841.5	(205.4)	112.1

Net increase (decrease) in cash and cash equivalents	411.1	(197.0)	216.8
Cash and cash equivalents, beginning of period	226.2	320.3	103.5

Cash and cash equivalents, end of period	$637.3	$123.3	$320.3

Supplemental disclosure of cash flow information:
Interest paid	$623.6	$309.4	$22.3
Income taxes paid	$3.9	$4.7	$0.7